           BYLAWS
             OF
         BLACK BIRD POTENTIALS INC.

 ARTICLE I - OFFICES

 1.1 Principal Office.  The principal office and place of business of Black Bird Potentials Inc. (the "Corporation")
shall be at such location as may be determined from time to time by board of directors of the Corporation (the "Board of Directors").

 1.2 Other Offices.  Other offices and places of business either within or without the State of Wyoming may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The street address of the
Corporation's resident agent is the registered office of the Corporation in Wyoming.

 ARTICLE II - STOCKHOLDERS

 2.1 Annual Meeting.  The annual meeting of stockholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting, directors shall be elected and any other business may be transacted as may be properly brought before the meeting.

 2.2 Special Meetings.

  (a) Subject to the rights of the holders of preferred stock, if any, special meetings of the stockholders may be called by the Chairman of the Board, if any, or the Chief Executive Officer, if any, or, if there be no Chairman of the Board and no
Chief Executive Officer, by the President, and shall be called by the Secretary upon the written request of at least a majority of the authorized number of directors. Such request shall state the purpose or purposes of the meeting.

  (b) Subject to the rights of the holders of preferred stock, if any, special meetings of the stockholders may be called if the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. Unless otherwise provided in the Articles of Incorporation, a written demand for a special meeting may be revoked by a writing to that effect received by the Corporation prior to the receipt by the Corporation of demands sufficient in number to require the holding of a special meeting.

  (c) No business shall be acted upon at a special meeting of stockholders, except as set forth in the notice of the meeting.

 2.3 Place of Meetings.  Any meeting of the stockholders of the Corporation may be held at the Corporation's registered office in the State of Wyoming or at such other place within or without of the State of Wyoming and United States as may be designated in the notice of meeting. A waiver of notice signed by all stockholders entitled to vote may designate any place for the holding of such meeting.

 2.4 Notice of Meetings; Waiver of Notice.

  (a) The Chairman of the Board, President, Chief Executive Officer, if any, a Vice President, the Secretary, an
Assistant Secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the stockholders written notice of any stockholders' meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called. The notice shall contain or be accompanied by such additional information as may be required by the Wyoming Business Corporation
Act ("WBCA").

  (b) In the case of an annual meeting, subject to Section 2.13 below, any proper business may be presented for action, except that (1) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (2) if a proposed action creating dissenters' rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenters' rights under WBCA 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

  (c) A copy of the notice shall be personally delivered or
mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the
Corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the Corporation.

  (d) The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

  (e) Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

  (f) Attendance in person at any meeting of stockholders shall constitute a waiver of notice of such meeting.

 2.5 Determination of Stockholders of Record.

  (a) For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable.

  (b) If no record date is fixed, the record date for determining stockholders: (1) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

 2.6 Quorum; Adjourned Meetings.

  (a) Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the Corporation's capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes or series is required by the laws of the State of Wyoming, the Articles of Incorporation or these Bylaws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

  (b) If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum of the voting power.

 2.7 Voting.

  (a) Unless otherwise provided in the WBCA, in the Articles of Incorporation or in the resolution providing for the issuance of preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the
Articles of Incorporation, each stockholder of record, or such stockholder's duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder's name at the close of business on the record date.

  (b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual at the close of business on the record date (including pledged shares) shall be cast only by that individual or such individual's duly authorized proxy. With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand of record in the name of the receiver; provided, that the order of a court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment.

  (c) With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (1) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the Board of Directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the Chairman of the Board, if any, president, chief executive officer, if any, or any vice president of such corporation; and (2) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the Corporation of satisfactory evidence of his authority to do so.

  (d) Notwithstanding anything to the contrary contained herein and except for the Corporation's shares held in a fiduciary capacity, the Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares entitled to vote.

  (e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote does vote any of such stockholder's shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

  (f) With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast, as follows:

   (1) If only one person votes, the vote of such person binds all.

   (2) If more than one person casts votes, the act of the majority so voting binds all.

   (3) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

  (g) If a quorum is present, unless the Articles of Incorporation, these Bylaws, the WBCA or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by the laws of the State of Wyoming, the Articles of
Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series.

  (h) If a quorum is present, directors shall be elected by a majority of the votes cast.

 2.8 Proxies.  At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Wyoming, another person or persons to act as a proxy or proxies. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Wyoming.

 2.9 Action Without Meeting.

  (a) Unless otherwise provided in the Articles of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

  (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner herein required, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of Wyoming, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a
Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

  (c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the Corporation as provided in the WBCA. If the action which is consented to is such as would have required the filing of a certificate under any section of the WBCA if such action had been voted on by stockholders at a meeting thereof, then the certificate under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with the WBCA.

 2.10 Organization.

  (a) Meetings of stockholders shall be presided over by the Chairman of the Board, or, in the absence of the chairman, by the Vice-Chairman of the Board, or in the absence of the Vice-Chairman, the President, or, in the absence of the President, by the chief executive officer, if any, or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or, in the absence of such designation by the Board of Directors, by a chairman chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The Secretary, or in the absence of the Secretary an Assistant
Secretary, shall act as Secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as Secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitation on the time allotted to questions or comments on the affairs of the
Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

  (b) The chairman of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (1)
ascertain the number of shares outstanding and the voting power of each; (2) determine the number of shares represented at a meeting and the validity of proxies or ballots; (3) count all votes and ballots; (4) determine any challenges made to any determination made by the inspector(s); and (5) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

 2.11 Absentees' Consent to Meetings.  Transactions of any meeting of the stockholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally or by the terms of these Bylaws required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in these Bylaws.

 2.12 Director Nominations.  Subject to the rights, if any, of the holders of preferred stock to nominate and elect directors, nominations of persons for election to the Board of Directors of the Corporation may be made by the Board of Directors or by a committee appointed by the Board of Directors.

 ARTICLE III - DIRECTORS

 3.1 General Powers; Performance of Duties.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in the WBCA or the Articles of Incorporation.

 3.2 Number, Tenure, and Qualifications.  The Board of Directors of the Corporation shall consist of at least one (1) individual and not more than seven (7) individuals. The number of directors within the foregoing fixed minimum and maximum may be established and changed from time to time by resolution adopted by the Board of Directors of the Corporation without amendment to these Bylaws or the Articles of Incorporation.
Each director shall hold office until his successor shall be elected or appointed and qualified or until his earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office. No provision of this Section shall be restrictive upon the right of the Board of Directors to fill vacancies or upon the right of the stockholders to remove directors as is hereinafter provided.

 3.3 Chairman of the Board.  The Board of Directors shall elect a Chairman of the Board from the members of the Board of Directors who shall preside at all meetings of the Board of Directors and stockholders at which he shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him by the Board of Directors, these Bylaws or as may be provided by law.

 3.4 Vice-Chairman of the Board.  The Board of Directors shall elect a Vice-Chairman of the Board from the members of the Board of
Directors who shall preside at all meetings of the Board of Directors and stockholders at which he shall be present and the Chairman is not present and shall have and may exercise such powers as may, from time to time, be assigned to him by the Board of Directors, these Bylaws or as may be provided by law.

 3.5 Removal and Resignation of Directors.  Subject to any rights of the holders of preferred stock and except as otherwise provided in the WBCA, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than sixty-six and two-
thirds percent (66-2/3%) of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (voting as a single class) excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred. In addition, the Board of Directors of the Corporation, by majority vote, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony. Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the Chairman of the Board, if any, the President
or the Secretary, or in the absence of all of them, any other officer.

 3.6 Vacancies; Newly Created Directorships.  Subject to any rights of the holders of preferred stock, any vacancies on the Board of
Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of the directors then in office or by a sole remaining director, in either case though less than a quorum, and the director(s) so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which he has been elected expires, or until his earlier resignation or removal.
No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

 3.7 Annual and Regular Meetings.  Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the stockholders at which directors are elected, the Board of Directors, including directors newly elected, shall hold its annual meeting without call or notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings.

 3.8 Special Meetings.  Except as otherwise required by law, and subject to any rights of the holders of preferred stock, special meetings of the Board of Directors may be called only by the Chairman of the Board, if any, or if there be no Chairman of the Board, by the Chief
Executive Officer, if any, the President, or the Secretary, and shall be called by the Chairman of the Board, if any, the President, the Chief
Executive Officer, if any, or the Secretary upon the request of at least a majority of the authorized number of directors. If the Chairman of the
Board, or if there be no Chairman of the Board, each of the President, Chief Executive Officer, if any, and Secretary, refuses or neglects to call such special meeting, a special meeting may be called by a written request signed by at least a majority of the authorized number of directors.

 3.9 Place of Meetings.  Any regular or special meeting of the directors of the Corporation may be held at such place as the Board of
Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by the directors may designate any place for the holding of such meeting.

 3.10 Notice of Meetings.  Except as otherwise provided in Section 3.8 above, there shall be delivered to each director at the address appearing for him on the records of the Corporation, at least twenty-four (24) hours before the time of such meeting, a copy of a written notice of any meeting (a) by delivery of such notice personally, (b) by mailing such notice postage prepaid, (c) by facsimile, (d) by overnight courier,
(e) by telegram, or (f) by electronic transmission or electronic writing, including, but not limited to, email. If mailed to an address inside the
United States, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. If mailed to an address outside the United States, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid. If sent via facsimile, by electronic transmission or electronic writing, including, but not limited to, email, the notice shall be deemed delivered upon sender's receipt of confirmation of the successful transmission. If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier. If the address of any director is incomplete or does not appear upon the records of the Corporation it will be sufficient to address any notice to such director at the registered office of the Corporation. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

 3.11 Quorum; Adjourned Meetings.

  (a) A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

  (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

 3.12 Manner of Acting.  Except as provided in Section 3.14 below, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

 3.13 Super-majority Approval.  Notwithstanding anything to the contrary contained in these Bylaws or the Articles of Incorporation, the following actions may be taken by the Corporation only upon the approval of two-thirds of the directors present at a meeting at which a quorum is present is the act of the Board of Directors:

  (a) any voluntary dissolution or liquidation of the Corporation;

  (b) the sale of all or substantially all of the assets of the Corporation; or

  (c) the filing of a voluntary petition of bankruptcy by the Corporation.

 3.14 Telephonic Meetings.  Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or video or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section 3.14 constitutes presence in person at the meeting.

 3.15 Action Without Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of
Directors or the committee. The written consent may be signed in counterparts, including, without limitation, facsimile counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

 3.16 Powers and Duties.

  (a) Except as otherwise restricted by the laws of the State of Wyoming or the Articles of Incorporation, the Board of
Directors has full control over the business and affairs of the Corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

  (b) The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may (1) require that any votes cast at such meeting shall be cast by written ballot and/or (2) submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present.

  (c) The Board of Directors may, by resolution passed by a majority of the board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the
Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

 3.17 Compensation.  The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the Board of Directors establishes the compensation of directors pursuant to this subsection, such compensation is presumed to be fair to the Corporation, unless proven unfair by a preponderance of the evidence.

 3.18 Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the
Chairman of the Board by the Vice-Chairman, or in his absence by a chairman chosen at the meeting. The Secretary, or in the absence of the
Secretary an Assistant Secretary, shall act as Secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting.

 ARTICLE IV - OFFICERS

 4.1 Election.  The Board of Directors, at its annual meeting, shall elect and appoint a President, a Secretary and a Treasurer. Said officers shall serve until the next succeeding annual meeting of the Board of Directors and until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal. The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the board, and shall have such powers and duties and be paid such compensation as may be directed by the board. Any individual may hold two or more offices.

 4.2 Removal; Resignation.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

 4.3 Vacancies.  Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

 4.4 Chief Executive Officer.  The Board of Directors may elect a chief executive officer who, subject to the supervision and control of the Board of Directors, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation, and shall perform such other duties and have such other powers as are delegated to him by the Board of Directors, these Bylaws or as may be provided by law.

 4.5 President.  The President, subject to the supervision and control of the Board of Directors, shall in general actively supervise and control the business and affairs of the Corporation. The President shall keep the Board of Directors fully informed as the Board of Directors may request and shall consult the Board of Directors concerning the business of the Corporation. The President shall perform such other duties and have such other powers which are delegated and assigned to him by the Board of Directors if any, these Bylaws or as may be provided by law.

 4.6 Vice Presidents.  The Board of Directors may elect one or more vice presidents. In the absence or disability of the President, or at the President's request, the vice president or vice presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the vice presidents in the order designated by the Board of Directors, or in the absence of such designation, in the order designated by the
President, shall perform all of the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions on the President. Each vice president shall perform such other duties and have such other powers which are delegated and assigned to him by the
Board of Directors, the President, these Bylaws or as may be provided by law.

 4.7 Secretary.  The Secretary shall attend all meetings of the stockholders, the Board of Directors and any committees, and shall keep, or cause to be kept, the minutes of proceeds thereof in books provided for that purpose. He shall keep, or cause to be kept, a register of the stockholders of the Corporation and shall be responsible for the giving of notice of meetings of the stockholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The Secretary shall be custodian of the corporate seal, the records of the Corporation, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct. The Secretary shall perform all other duties commonly incident to his office and shall perform such other duties which are assigned to him by the Board of Directors, the chief executive officer, if any, the President, these Bylaws or as may be provided by law.

 4.8 Assistant Secretaries.  An Assistant Secretary shall, at the request of the Secretary, or in the absence or disability of the
Secretary, perform all the duties of the Secretary. He shall perform such other duties as are assigned to him by the Board of Directors, the chief executive officer, if any, the President, these Bylaws or as may be provided by law.

 4.9 Treasurer.  The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the Corporation, and all books and records relating thereto. The Treasurer shall keep, or cause to be kept, full and accurate books of accounts of the Corporation's transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors, the Chairman of the Board, if any, the chief executive officer, if any, or the President. The Treasurer shall perform all other duties commonly incident to his office and such other duties as may, from time to time, be assigned to him by the Board of Directors, the chief executive officer, if any, the President, these Bylaws or as may be provided by law. The Treasurer shall, if required by the Board of
Directors, give bond to the Corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of the Treasurer and for restoration to the Corporation, in the event of the Treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the Treasurer's custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation. If a chief financial officer has not been appointed, the Treasurer may be deemed the chief financial officer of the Corporation.

 4.10 Assistant Treasurer.  An Assistant Treasurer shall, at the request of the Treasurer, or in the absence or disability of the
Treasurer, perform all the duties of the Treasurer. He shall perform such other duties which are assigned to him by the Board of Directors, the chief executive officer, the President, the Treasurer, these Bylaws or as may be provided by law. The Board of Directors may require an Assistant
Treasurer to give a bond to the Corporation, at the Corporation's expense, in such sum and with such security as it may approve, for the faithful performance of his duties, and for restoration to the Corporation, in the event of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the Assistant Treasurer's custody or control and belonging to the Corporation.

 4.11 Execution of Negotiable Instruments, Deeds and Contracts.  All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board of Directors may from time to time designate. The Board of Directors may authorize the use of the facsimile signatures of any such persons. Any officer of the Corporation shall be authorized to attend, act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof.
Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest.

 ARTICLE V - CAPITAL STOCK

 5.1 Issuance.  Shares of the Corporation's authorized stock shall, subject to any provisions or limitations of the laws of the State of
 Wyoming, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

 5.2 Stock Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the President, the chief executive officer, if any, or a vice president, and by the Secretary or an Assistant Secretary, of the
Corporation (or any other two officers or agents so authorized by the Board of Directors), certifying the number of shares of stock owned by him, her or it in the Corporation.

 Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation's organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

 5.3 Surrendered; Lost or Destroyed Certificates.  All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the Treasurer or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

 5.4 Replacement Certificate.  When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of
Directors, including, without limitation, the merger of the Corporation with another Corporation or the conversion or reorganization of the
Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the
Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

 5.5 Transfer of Shares.  No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation.

 5.6 Transfer Agent; Registrars.  The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

 5.7 Miscellaneous.  The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation's stock.

 ARTICLE VI - DISTRIBUTIONS

 Distributions may be declared, subject to the provisions of the laws of the State of Wyoming and the Articles of Incorporation, by the
Board of Directors and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 2.5 above, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution.

 ARTICLE VII - RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

 7.1 Records.  All original records of the Corporation, shall be kept at the principal office of the Corporation by or under the direction of the Secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors.

 7.2 Corporate Seal.  The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the
Corporation shall have the authority to affix the seal to any document requiring it.

 7.3 Fiscal Year-End.  The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

 ARTICLE VIII - INDEMNIFICATION

 8.1 Indemnification and Insurance.

  (a) Indemnification of Directors and Officers.

   (1) For purposes of this Article VIII,

    (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as herein defined), by reason of the fact that he is or was a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and

    (B) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

   (2) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Wyoming law, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to the WBCA or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to the
WBCA or did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the
Corporation, or that, with respect to any criminal proceeding he had reasonable cause to believe that his conduct was unlawful. The
Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the
Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding
(including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his capacity as a stockholder.

   (3) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his heirs, executors and administrators.

   (4) The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the
Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the
Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. To the extent that a director or officer of the
Corporation is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the
Corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred in by him in connection with the defense.

  (b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

  (c) Non-Exclusivity of Rights.  The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

  (d) Insurance.  The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any
Indemnitee for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, member, managing member or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.

  (e) Other Financial Arrangements.  The other financial arrangements which may be made by the Corporation may include the following: (1) the creation of a trust fund; (2) the establishment of a program of self-insurance; (3) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (4) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

  (f) Other Matters Relating to Insurance or Financial Arrangements.  Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the Corporation. In the absence of fraud, (1) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (2) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

 8.2 Amendment.  The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an
Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article X below), no repeal or amendment of these Bylaws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the
Corporation then serving, or (b) by the stockholders as set forth in Article X hereof; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

 ARTICLE IX - CHANGES IN WYOMING LAW

 References in these Bylaws to Wyoming law or the WBCA or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

 ARTICLE X - AMENDMENT OR REPEAL

 10.1 Board of Directors.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the
Corporation is expressly authorized to adopt, repeal, alter, amend and rescind these Bylaws.

 10.2 Stockholders.  Notwithstanding Section 10.1 above, these Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting power of the Corporation, voting together as a single class.